Exhibit (p)(30)

Personal Securities Trading Policy

May 29, 2012

0

Table of Contents

Topic

2

Chairman, President and Chief Executive Officer

3-4

Introduction

4

General Standards of Conduct

4

Your Responsibility

5

Fiduciary Duties

5

Protecting Material Nonpublic Information and Compliance with Securities Laws

5-6

Restrictions on the Flow of Information Within the Company

6

When You Trade in BNY Mellon Securities – General Restrictions

6-7

When You Trade in Non-Company Securities

7-8

General Restrictions

7

Initial Public Offerings

7

Private Placements

7-8

Classification of Employees

9-10

General Requirements for Monitored Employees

  11-12

Approved Broker-Dealers

11

Accounts Covered

11

Initial Holdings Report

11

Update Securities Holdings

11-12

Account Statements and Trade Confirmations

12

Trade Preclearance Requirements

13-14

Obtain Preclearance Prior to Initiating a Transaction

13

Prior Preclearance Required

13

Rules for Preclearance

13

Preclearance Window (or Expiration)

13

Exemptions from the Requirement to Preclear

13

Preclearance Rules for Company Stock Associated with Retirement and Benefit Plans

13-14

Company 401(k) Plan

13

Reallocating and Rebalancing in the Company 401(k) Plan

14

Company Employee Stock Options

14

Company Restricted Stock/Units

14

Company Employee Stock Purchase Plan (ESPP)

14

Additional Rules for ADM and Investment Employees

15-18

Profit Disgorgement on Short Term Trading

15

Standards for Preclearance of De Minimis Transactions

15

Proprietary Fund Transactions in the Company’s 401(k) Plan

15

Non-Self Directed Accounts

15

Self-Directed Accounts

16

Restrictions for ADMs Who are Portfolio Managers

16

7 Day Blackout Period, Profit Disgorgement

16

Requirements for Micro-Cap ADMs (MCADMs)

16

Transactions and Holdings in Micro-Cap Securities, Approvals

16

Requirement for Newly Designated MCADMs

5

Additional Reporting Requirements for ADM Employees

16

Special Purpose ADM Quarterly Securities Report

17-18

Contemporaneous Disclosure

17

Approval, Exemptions, Security Exemptions, Your Responsibility, Compliance Monitoring

17-18

Additional Rules for Insider Risk Employees – Trade Preclearance Exemptions

19

Additional Rules for Fund Officer, Fund Service, and Service Employees – Company Oversight

19

Additional Rules for Pre-Release Earnings Group Employees – Restrictions, Blackout Period Trading Implications

19

Additional Rules for Dreyfus/FINRA Employees - Reporting Securities Holdings and Transactions

20

General Personal Trading Requirements Chart

21

Getting Help and Reporting Violations

22

Glossary Definitions

23-25

Chairman, President and Chief Executive Officer’s Letter

Dear Fellow Employee:

It is critical that you take the time to fully understand the attached Personal Securities Trading Policy. And be sure to consult with it whenever you are unsure about appropriate activity concerning your investments. We are all accountable for following the procedures and respecting the limitations placed on our personal investments as described in the Policy. This policy has been developed to comply with regulations and demonstrate our commitment to the highest ethical business standards – no small thing.

Why is it so important? Our reputation is at stake. We have many opportunities to grow and strengthen our Company. But we must deal effectively with the inherent risk that comes with managing an expanding, complex global operation. Building a reputation of integrity takes the hard work of many people over many years. But reputations are fragile and can be damaged by just one person making a poor decision. So every employee must accept personal responsibility for our good reputation and work each day to maintain it.

I want to stress the importance of ensuring that all our personal investments are free from conflicts of interest and in full compliance with the laws and regulations of all jurisdictions in which we do business.

We must conduct the Company’s business honorably at all times. That principle is implicit in our shared values of Client Focus, Trust, Teamwork and Outperformance – and it is central to our reputation. As the worldwide leader in asset management and securities servicing, we have special responsibility to preserve the integrity and credibility of our industry.

I know I can count on you to adhere to this vital policy.

Chairman, President and Chief Executive Officer

Introduction

Purpose of the Policy

The Personal Securities Trading Policy (the Policy) describes BNY Mellon’s and certain of its various subsidiaries’ and/or affiliates’ (the company’s) restrictions on all employees’ personal securities transactions.

The company and its employees or other supervised persons (as defined in the Investment Advisers Act of 1940 – the “Advisers Act”) are subject to certain laws and/or regulations governing personal securities trading, including the securities laws of various jurisdictions, including Rule 204A-1 of the Advisers Act and Rule 17j-1 of the Investment Company Act of 1940. In order to adhere to such laws and/or regulations, the company has developed this Policy.

Policy Administration

The Policy is developed, interpreted, and administered by the Ethics Office in coordination with other personnel of the Company. Amendments of the policy, will be made, or waivers of its terms  will be granted at the discretion of the Manager of the Ethics Office only and with the concurrence of other officers or directors of the Company, where required (e.g., US mutual fund directors). Any waiver or exemption will be official only if evidenced in writing. All records relating to the Administration of the Policy, including: waivers or exemptions will be maintained in the Ethics Office (see “Recordkeeping”). The Company formed an Investment Ethics Council (IEC), which is composed of investment, legal, risk management, compliance and ethics representatives of the Company and its affiliates. The IEC will: (i) approve any substantive amendments (along with appropriate concurrence of third parties) to the Policy; (ii) provide interpretive guidance to the Ethics Office when requested; and (iii) approve/disapprove actions taken in connection with the personal trading activities of employees subject to the Policy.

General Covered Activities

All employees of the company that are deemed to be controlled by the company or have otherwise agreed to be bound by its provisions are subject to this Policy.. This includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees. The Policy’s applicability to consultants and contract or temporary employees (including interns) will be determined on a case-by-case basis (see section titled “Classification of on page 9).

The provisions of the Policy have worldwide applicability and cover trading in any part of the world, subject to the provisions of any controlling local law. To the extent any particular portion of the Policy is inconsistent with, or in particular less restrictive than such laws, employees should consult the Manager of the Ethics Office.

Your Compliance is Required

Generally, as an employee of the company, you may be held personally liable for any improper or illegal acts committed during the course of your employment: non-compliance with this Policy may be deemed to encompass one of these acts.

Accordingly, you must read the Policy and comply with the spirit and the strict letter of its provisions. Failure to comply may result in the imposition of serious sanctions, which may include,, but are not limited to, disgorgement of profits, cancellation of trades, selling of positions, suspension of personal trading privileges, dismissal, and referral to law enforcement or regulatory agencies.

The company provides you with online access to the Policy and its amendments through MySource, or has otherwise made the Policy available to you. In addition, the Policy can be found on the company’s internet site, BNYMellon.com. Should you have difficulty accessing the Policy, or have not received a copy of the Policy, the Ethics Office will provide copies upon request.

You must also comply with the company’s Code of Conduct, which addresses compliance with laws, conflicts of interest, respecting confidential information, and other ethical issues.

Employees’ Financial Information

The Ethics Office and/or Preclearance Compliance Officers will use their best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as "Personal and Confidential." However, the company may be required by law to review, retain and, in certain circumstances, disclose such documents. Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside the company as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to the company.

Introduction - continued

Restricted List

Preclearance Compliance Officers may maintain a list (the "Restricted List") of companies whose securities employees in their line of business or firm are restricted from trading for various reasons. The Restricted List will not be distributed outside of the Compliance Office or Ethics Office. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information with respect to the company. Occasionally, such trading restrictions may be appropriate to protect the company and its employees from potential violations, or the appearance of violations, of securities laws. Nevertheless, the contents of the Restricted List are confidential.

Recordkeeping

On behalf of the company, the Ethics Office will maintain the following records in a readily accessible place, for five years from their creation (unless otherwise noted below):

•

A copy of each version of the Policy in existence for any period of time;

•

A record of any violation of the Policy and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

•

A record of acknowledgement of receipt of the Policy by each person who currently, or at any time in the prior five years, was required to receive a copy pursuant to some law, rule or regulation;

•

All holdings or transactions reports made pursuant to the terms of the Policy (only the past two years in a readily accessible place);

•

A list of names and designations of all employees of the company who would be designated as “supervised persons” of an SEC Registered Investment Adviser;

•

A record of any decision and supporting reasons for approving the acquisition of securities by personnel subject to the Policy in limited offerings.

General Standards of Conduct

The General Standards of Conduct below apply to all employees of the Company. In addition to these standards, you must comply with the requirements applicable to your classification under this Policy.

Your Responsibility

Every employee must follow the General Standards of Conduct set forth in this Policy or risk serious sanctions, up to and including dismissal. If you have any questions about these standards, you should consult the Ethics Office or your Compliance Officer. Interpretive issues that arise under these standards shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office with the consultation of the IEC and/or the Legal Department as required.

Fiduciary Duties

In some circumstances, the company and its employees may owe a fiduciary duty to a client. Among the duties that one owes clients when one is acting as a fiduciary on their behalf is not to engage in personal securities transactions that may be deemed to take inappropriate advantage of your position in relation to those clients. You must be mindful of this obligation, use your best efforts to honor it, and report promptly to the Ethics Office and your Compliance Officer any company employee that fails to meet this obligation. With respect to the potential conflicts of interest that personal securities trading activity or other actions may engender, please also refer to the Company’s Code of Conduct and Business Conflicts of Interest policies.

Protecting Material Nonpublic Information and Compliance with Securities Laws

In carrying out you job responsibilities, you must, at a minimum, comply with all applicable legal requirements, including applicable securities laws. As an employee you may receive information about the company, its clients and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information.  With respect to these parties, you are not permitted to divulge current (different rules will determine what is deemed to be “current”) portfolio positions, current or anticipated portfolio transactions, or programs or studies of the company or any client to anyone except as may be permitted by your business unit, in accordance with approved procedures. You are expected to comply strictly with measures necessary to preserve the confidentiality of information. You should refer to the company’s Code of Conduct for additional guidance.

General Policy – Securities laws generally prohibit the trading of securities while aware of "material nonpublic" information regarding the issuer of those securities and/or about the portfolio holdings, transactions or recommendations with respect to fiduciary accounts; this is generically knows as “(insider trading”;  Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable. Employees who possess material nonpublic information about an issuer of securities (whether that issuer is the Company, another company, a client or supplier, any fund or other issuer) may not trade in that issuer’s securities, either for their own accounts or for any account over which they exercise investment discretion. Following are guidelines to determine when information is nonpublic or material.

Most companies announce material information through a press release, a regulatory filing, and/or a posting on the company’s website. If you have determined the information to be material, but there is no announcement of it in any of these sources, it is likely to be non-public

Nonpublic Information about an issuer is “nonpublic” if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and may be attributable, directly or indirectly, to the issuer or its insiders is likely to be deemed nonpublic information.

Material Information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Information that would affect the market price of a security (price sensitive information) would be material. Examples of information that might be material include, but are not limited to:

•

A proposal or agreements for a merger, acquisition or divestiture, or for sale or purchase of substantial assets ;

•

A tender offer, which is often material for  the party making the tender offer as well as for the issuer of the securities for which the offer is made;

•

An extraordinary dividend declaration or change in the dividend rate;

•

A draw down on a credit facility or a  liquidity problem

•

General Standards of Conduct - continued

•

A potential default under a material agreement or actions by creditors, customers or suppliers relating to a company's credit standing;

•

Earnings and other financial information, such as a significant restatement or large or unusual write-offs, write-downs, profits or losses;

•

Pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

•

A proposal or agreement concerning a financial restructuring;

•

A proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

•

information about major contracts or increases or decreases in orders;

•

The institution of, or a development in, litigation or a regulatory proceeding ;

•

Developments regarding a company's senior management;

•

Information that is inconsistent with published information, especially if published in SEC reports or press releases;

All relevant circumstances must be considered when determining whether an item of information is material. If there is a doubt, you  should always err on the side of caution and consider information material or nonpublic.  Questions on material nonpublic information, should be referred to your business unit Compliance Officer.

Consultants, Contractors and Temporary Workers Unless otherwise determined by the Manager of the Ethics Office, employees managing the work of consultants, contractors, and temporary employees are responsible for ensuring that those individuals are aware of the company’s policy and the consequences of noncompliance. It is the responsibility of business/functional-level compliance and business management, in consultation with the Ethics Office to make a determination as to whether or not the nature of the business carried out by the pertinent consultant, contractor or temporary worker could put them in a position to potentially receive material nonpublic information or other confidential information in connection with their work for the Company; if so they must be monitored, unless otherwise determined by the Manager of the Ethics Office.

Restrictions on the Flow of Information Within the Company (“The Securities Firewall”)

General Policy - As a diversified financial services organization, the company faces unique challenges in complying with the prohibitions on insider trading and . For example, one business unit might have material nonpublic information about an issuer, while other company units may have a desire, or even a fiduciary duty, to buy or sell that issuer’s securities or recommend such purchases or sales to clients.

In order to engage in such diversified financial services activities without violating laws or breaching our fiduciary duties, the company has established a “Securities Firewall” policy, which is applicable to all employees.  "Securities Firewall" separates company units or individuals that are likely to receive material nonpublic information (potential Insider Risk functions) from company units or individuals that either trade in securities, for the company’s account or for the accounts of others, or provide investment advice (Investment functions). The Securities Firewall policy also requires any employee who believes he or she may have received material nonpublic information to refrain from acting upon the information and immediately call their business unit Compliance Officer.  Refer to Policy I-A-046, Securities Firewalls for additional details.

Special Caution For Employees Who Have Investment Responsibilities: Care should be taken to avoid receiving material nonpublic information, as doing so could create severe limitations on your ability to carry out your responsibilities to the Company’s fiduciary clients.

When You Trade in BNY Mellon Securities

General Restrictions

All employees who trade in company securities should be aware of their responsibilities to the company and should be sensitive to even the appearance of impropriety.

General Standards of Conduct - continued

The following restrictions apply to all transactions in the company’s publicly traded securities, whether owned directly (e.g. in your name) or  indirectly (see Indirect Ownership in Glossary). Additional restrictions apply to employees who are identified as having access to the company’s pre-release earnings (see page 19 – Pre-Release Earnings Group Employees for further information).

•

Short Sales - You are prohibited from engaging in short sales of company securities. .

•

Short-Term Trading - You are prohibited from purchasing and selling, or from selling and purchasing, any company securities within any 60 calendar day period. In addition to any other sanctions, you will be required to disgorge any profits on such short-term trades as calculated in accordance with procedures established by the Ethics Office.

•

Margin Transactions – You are prohibited from purchasing company securities on margin; however, you may use company securities to collateralize full-recourse loans for non-securities purposes or for the acquisition of securities other than those issued by the company.

•

Option Transactions - You are prohibited from engaging in any derivative transaction involving or having its value based upon any securities issued by the Company (or the values thereof), including buying and writing of over-the-counter and exchange-traded options.

•

Major Company Events - You are prohibited from transacting in the company’s securities if you have knowledge of major company events that have not yet publicly announced.  This prohibition expires 48 hours after a public announcement is made.

•

Transactions in the Company Benefit Plans – see pages 13 and 14 – Preclearance Rules for Company Stock Associated with Retirement and Benefit Plans.

When You Trade in Non- Company Securities

General Restrictions

You must be sensitive to  any impropriety in connection with your personal securities transactions in securities of any issuer, including those owned indirectly (see Indirect Ownership in Glossary). You should refer to the company’s Code of Conduct for employee investment restrictions with parties that do business with the company.  In addition, you are prohibited from:

•

Front Running - the purchase or sale of securities for your own or the company’s accounts on the basis of your knowledge of the company’s or company’s clients trading positions or plans.

•

Scalping - the purchase or sale of securities for clients for the purpose of affecting the value of a security owned or to be acquired by you or the company.

•

Spread Betting - Taking bets on securities pricing to reflect market movements activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Initial Public Offerings

You are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without prior approval of the Ethics Office (ADM employees must have prior approval from the IEC). Approval is only given when the allocation comes through an employee of the issuer, who has a direct family relation to the BNY Mellon employee. Approval may not be available to employees of registered broker-dealers due to certain laws and regulations (for example, FINRA rules in the U.S.). If you have any questions as to whether a particular offering constitutes an IPO, consult the Ethics Office before submitting an indication of interest to Purchase the security.

Private Placements

Acquisition – You are prohibited from acquiring any security in a private placement unless you obtain prior written approval from the  Ethics Office, Compliance Officer and Operating Committee Member (representing the employee’s business or department), while  ADM must receive IEC approval. An approval request must be submitted on the “Private Placement: Preliminary Questionnaire” form located on MySource or by sending an email to securitiestradingpolicyhelp@bnymellon.com.

General Standards of Conduct - continued

Subsequent Actions – Should you participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer, for an advised account you are required to disclose your investment to your Compliance Officer. The decision to transact in such securities for an advised account will be subject to independent review.

Important information for ADM employees

•

Approval considerations - The IEC will generally not approve requests  in which any managed fund or account is authorized to invest within the ADM’s fund complex. The IEC will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with the company or its affiliates, or their relationship to a managed fund or account and whether or not the investment opportunity being offered to the employee could be re-allocated to a client. ADMs must comply with requests for information and/or documentation necessary for the IEC to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

•

Approval to Continue to Hold Existing Investments - Within 90 days of being designated an ADM, employees holding private placement securities must request and receive written authorization from the IEC to continue to hold these securities.

Classification of Employees

The Policy imposes different requirements and limitations on employees based on the nature of their activities; therefore, each employee is assigned a classification. Classification assignments are the responsibility of business/functional-level compliance and business management, in consultation with the Ethics Office.  Managers should inform consultants, independent contractors, and temporary employees of the provisions of the Policy and, unless otherwise determined by the Manager of the Ethics Office, require the consultant, contractor or temporary employee to contractually agree to comply with this Policy. Once a determination is made, the employee’s manager is responsible for notifying employees of their classification.  Employees will be designated into one of the following classifications:

Access Decision Maker

Dreyfus/FINRA Employee

Investment Employee

Pre-Release Earning Group

Insider Risk Employee

Fund Officer

Fund Service Employee

Non-Classified Employees

Service Employee

U.S.-based employees must maintain their brokerage accounts with an approved broker-dealer. This requirement does not apply to Non-Classified Employees.

Access Decision Maker (ADM) and Micro-Cap Access Decision Maker (MCADM)

Generally, employees are considered ADMs if they are Portfolio Managers or Research Analysts and make or participate in recommendations or decisions regarding the purchase or sale of securities for mutual funds or managed accounts. Portfolio Managers of broad-based index funds and traders are not typically classified as ADMs.

Micro-Cap ADMs (MCADMs) - a subset of ADMs, MCADMs make recommendations or decisions regarding the purchase or sale of securities of an issuer having a small market capitalization. The following market capitalization thresholds are used when determining if an ADM is considered a MCADM:

•

United States - market capitalization is equal to or less than $250 million.

•

Other countries the USD equivalent.

All employees are required to preclear trades in non-exempt securities.

Investment Employee

You are considered to be an Investment Employee if, in the normal conduct of your job responsibilities, you have access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund, are involved in making securities recommendations to advisory clients, or have access to such recommendations before they are public.

This classification typically includes employees in the Asset Management and Wealth Management businesses, including:

•

certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; an employee of a company entity regulated by certain investment company laws. Examples are:

-

in the U.S., employees who are “advisory persons” or “access persons” under Rule 17j-1 of the Investment Company Act of 1940 or “access persons” under Rule 204A-1 of the Advisers Act.

-

in the U.K., employees in companies undertaking specified activities under the Financial Services and Markets Act 2000 (Regulated Activities), Order 2001 and regulated by the Financial Services Authority.

•

any member of the company’s Operating Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory clients’ securities transactions.

All employees are required to preclear trades in non-exempt securities.

Insider Risk Employee

You are considered to be an Insider Risk Employee if, in the normal conduct of your job responsibilities, you are likely to receive or be perceived to be aware of or receive, material nonpublic information concerning the company’s clients.   Employees in this classification typically include, but are not limited to, Risk and Legal personnel. All members of the company’s Operating Committee, who are not otherwise classified as Investment Employees, will be classified as Insider Risk Employees.  Please refer to the Company’s Securities Firewalls Policy.

All employees are required to preclear trades in non-exempt securities.

Fund Service Employee

You are considered to be a Fund Service Employee if you are not an employee in the Asset Management or Wealth Management businesses and your normal job responsibilities involve maintaining the books and records of mutual funds and/or managed accounts.

Employees are not required to preclear trades.

Service Employee

You are considered to be a Service Employee if, you are not an employee in the Asset Management or Wealth Management businesses, but in the normal conduct of your job responsibilities, you have access to post-trade information, including security transactions and portfolio holdings information. Employees in this classification may include, but are not limited to, Compliance, Audit, and Technology personnel.

Employees are not required to preclear trades.

Pre-Release Earnings Group (PREG)

The Pre-Release Earnings Group consists of all members of the company’s Operating Committee and any individual determined by the company’s Corporate Finance Department to be a member of the group.

Employees must preclear BNY Mellon security trades only.

Dreyfus/FINRA Group

Employees who are subject to regulation resulting from their registration with FINRA.

Employees are not required to preclear trades.

Fund Officer

You are considered to be a Fund Officer if, you are not an employee in the Asset Management or Wealth management businesses, and in the normal conduct of your job responsibilities you serve as an officer of a fund, are not required to preclear your trading activity by a fund, and you do not attend board meetings.

Employees are not required to preclear trades.

Non-Classified Employee

You are considered to be a Non-Classified Employee if you are an employee of the company or any of its direct or indirect subsidiaries and are not classified as noted above.

Employees are not subject approved broker-dealer or trade preclearance requirements.

General Requirements for Monitored Employees

Monitored Employees, defined as all employees, with the exception of Non-Classified Employees (see previous page), are subject to special requirements concerning where they maintain their brokerage accounts, the accounts required to be reported, the certification of accounts and holdings, and, with the exception of Dreyfus/FINRA Group, Fund Officer, Fund Service, and Service Employees, the duty to preclear non-exempt trades in the Protegent PTA (PTA) system before submitting them to a broker for execution. Below is a summary of these general requirements.

Approved Broker-Dealers

All U.S.-based Monitored Employees must maintain their brokerage accounts at specific broker-dealers that have been approved by the company. Employees should refer to MySource to obtain the current list of approved broker-dealers. Any exceptions to this requirement must be approved, in writing, by the Ethics Office. (Note: Employees living outside the U.S. are not subject to the approved broker-dealer requirement. Accordingly, they may open/hold accounts with any broker; however they must ensure that their trade confirmations/contract notes and account statements are sent to their local compliance representative).

Accounts Covered

This Policy covers the personal trading activities of all employees in their own accounts and in accounts in which they have indirect ownership. While you should consult the Glossary for a complete definition of indirect ownership, in general:

•

you are presumed to have indirect ownership of accounts held by members of your family with whom you share a household. This includes your spouse, your children, and any other family member in your home. Generally, you are deemed to be the indirect owner of securities if at any time you have the opportunity to share, directly or indirectly, in the profits derived from such transactions. You are urged to review the definition of indirect ownership in the Glossary carefully, as securities held in trusts, partnerships, and Investment Clubs may be covered by its definition.

Initial Holdings Report

You must file an “Initial Holdings Report” in PTA within 10 calendar days of being designated as a Monitored Employee. The report must be an accurate recording of security accounts and security holdings within the last 45 calendar days of being designated as a Monitored Person. Below is a list of required items that must be reported:

•

accounts that trade or may trade securities,*

•

securities held in the accounts reported above,*

•

securities held outside of brokerage accounts (e.g., physical securities held in a safe deposit box, etc.).*

*Please note that ADM and Investment Employees must report Proprietary Funds held in brokerage accounts or directly with the mutual fund company. A list of Proprietary Funds is published on MySource or can be obtained by sending an email to securitiestradingpolicyhelp@bnymellon.com.

Reporting Exemptions - you are not required to report accounts, holdings, or transactions for certain security types. Security is defined as any investment that represents an ownership or debt position in an entity. While the Policy provides for exemptions for certain securities, all securities are covered unless expressly exempt from reporting or preclearance. Below are the approved exemptions:

•

Exempt Securities as defined in the Glossary,

•

trades in a non-discretionary managed account (see Glossary),

•

stock held in a bona fide employee benefit plan of an organization not affiliated with the company on behalf of an employee of that organization, who is a member of the company employee’s immediate family. For example, if an employee’s spouse works for an organization unrelated to the company, the employee is not required to report or obtain approval for transactions that his/her spouse makes in the unrelated organization’s company stock so long as they are part of an employee benefit plan. This exemption does not apply to any plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the account to all requirements of this Policy.

Update Securities Holdings

Periodically (quarterly for ADM and Investment Employees and annually for all other Monitored Employees), you are required to certify, in PTA, securities transactions, accounts, and holdings within 30 calendar days of the end of the reporting period. The information must be current within 45 calendar days of the date the certification is submitted, and must include non-exempt securities held within and outside of brokerage accounts. The report must contain the following:

General Requirements for Monitored Employees - continued

•

current list of securities accounts,*

•

securities transactions, with the exception of transactions in exempt securities.

•

updated listing of non-exempt securities holdings, including those received via gift, corporate action, dividend reinvestment, etc.,*

•

acknowledgement of receipt of and compliance with the Policy.

* Please note that when updating securities holdings, ADM and Investment Employees must include Proprietary Funds held in brokerage accounts and those held directly with the mutual fund company. A list of Proprietary Funds is published on MySource or can be obtained by sending an email to securitiestradingpolicyhelp@bnymellon.com.

Reminder when updating holdings – you are required to update in PTA your holdings for non-exempt security activity that does not require preclearance (e.g., gifts, inheritances, corporate actions, dividend reinvestments, etc). These adjustments must be reported as soon as possible, but no less than annually. Gifts and inheritances have time deadlines to report the activity.

Gifts and Inheritances - employees who give (or receive) a gift of securities or receive an inheritance that includes securities (unless Exempt Securities under this policy) must report the activity to the company within 10 calendar days. The report must disclose the name of the person receiving or giving the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable). If you plan to purchase a security with the intention of making a gift, you must preclear the trade prior to purchase. A gift of securities must be one where the donor does not receive anything of monetary value in return.

Account Statements and Trade Confirmations

As noted earlier, U.S.-based Monitored Employees are required to maintain their accounts with an approved broker-dealer. Any Monitored Employee who received an exception to the approved broker-dealer requirement or are in the process of moving their account(s) must instruct their non-approved broker-dealer, trust account manager, or other entity holding your securities or Proprietary Fund accounts (ADMs and Investment Employees only) to submit routine statements and trade confirmations directly to the company. This applies to all accounts owned directly or indirectly and includes any account that has the capability to have reportable securities, including Proprietary Funds (ADMs and Investment Employees only), traded within the account. For example, if an account contains only non-proprietary funds or other Exempt Securities, but has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be provided to the company.

Additional Reminders for ADMs and Investment Employees Only:

•

Proprietary Fund Holdings – you are reminded that if the unrelated company’s retirement and benefit plan holds Proprietary Funds, these holdings must be reported and are subject to the requirements of this Policy, including the preclearance requirements.

•

Unrelated company’s responsibility - with respect to the employer’s own securities, the unrelated company has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee retirement and benefit plans.

Trade Preclearance Requirements

ADMs, Investment, Insider Risk Employees, and Pre-Release Earning Group members are all required to preclear trades in non-exempt securities.  Note: In the case of Pre-Release Earning Group members, only BNY Mellon securities need to be precleared.

Obtain Preclearance Prior to Initiating a Transaction

Prior Preclearance Required – in order to trade in non-exempt securities, you are required to submit a preclearance request in the PTA system and receive notice that the preclearance request was approved prior to placing a security trade (ADMs and Investment Employees must also preclear Proprietary Fund trades). Unless expressly exempt (see below), all securities transactions are covered by this preclearance requirement.

Rules for Preclearance - although preclearance approval does not obligate an employee to place a trade, preclearance should not be made for transactions the employee does not intend to make. With the exception of the indirect owner of the account, you may not discuss the response to a preclearance request with anyone.

Preclearance Window (or Expiration) - for ADM and Investment Employees preclearance authorization will expire at the end of the second business day after it is received and the third business day for Insider Risk and Pre–Release Earnings Group Employees. It is important to note that PTA preclearance time stamps are in Eastern Standard Time (i.e., New York time). All remaining employees are not subject to preclearance and, therefore, do not have a preclearance window.

Example – An ADM requests and receives trade preclearance on Monday at 3PM E.S.T.; the preclearance authorization is valid until the close of business on Tuesday. An Insider Risk Employee’s window would be one day longer and therefore valid until the close of business on Wednesday.

The day authorization is granted is considered the first business day.  Employees who place “limit”, “stop-loss”, “good-until-cancelled”, or “standing buy/sell” orders are cautioned that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted order must be canceled. A new preclearance authorization may be requested; however, if the request is denied, the trade order with the broker-dealer must be canceled immediately.

Exemptions from the Requirement to Preclear - preclearance is not required for the following security transactions:

•

Exempt Securities as defined in the Glossary,

•

non-financial commodities (e.g., agricultural futures, metals, oil, gas, etc.), currency, and financial futures (excluding stock and narrow-based stock index futures),

•

those in approved non-discretionary (managed) accounts,

•

involuntary on the part of an employee (such as stock dividends or sales of fractional shares), however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared,

•

pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer,

•

sells effected pursuant to a bona fide tender offer,

•

pursuant to an automatic investment plan, including payroll withholding to purchase Proprietary Funds.

Preclearance Rules for Company Stock in Retirement and Benefit Plans

Company 401(k) Plan

You are not required to preclear trades for changes in your company stock holdings held within the company 401(k) Plan that result from the following:

•

Changes in your payroll deduction contribution percentage,

•

Changes in investment elections regarding the future purchase of company stock.

NOTE: During quarterly blackout periods, Pre-Release Earnings Group (PREG) employees are prohibited from making payroll deduction or investment election changes that would impact their future purchases in company stock. These changes must be made when the blackout period is not in effect.

Trade Preclearance Requirements - continued

Reallocating Balances in Company 401(k) Plan

•

The purchase or sell of company stock resulting from a reallocation (i.e., the decision by an employee to while not subject to preclearance, is considered a purchase or sale of company stock for purposes of the short-term trading prohibition.  As a result, a subsequent trade in company stock in the opposite direction of the reallocation, occurring within a 60 calendar day period would result in a short-term trading prohibition. Changes to existing investment allocations in the plan or transactions in company stock occurring outside the plan will not be compared to reallocation transactions in the plan for purposes of the 60 day trading prohibition. Profits recognized through short-term trading in company stock in the plan will not generally be required to be disgorged; however, the Legal Department will be consulted to determine the proper disposition of short-term trading prohibitions involving Operating Committee members.

NOTE: Pre-Release Earnings Group employees are prohibited from reallocating balances in their company 401(k) if the reallocating action impacts their holdings in company stock.

Rebalancing Company 401(k) Plan

•

The purchase or sell of company stock resulting from rebalancing (i.e., the automatic movement of balances to pre-established investment election allocation percentages) is not subject to preclearance and is not considered a purchase or sale of company stock for purposes of the short-term trading prohibition.

Company Employee Stock Options

You are not required to preclear the following:

•

The receipt of a stock option grant or the subsequent vesting of the grant.

•

The cashless exercise of your stock option grant; however, members of the Pre-Release Earnings Group are prohibited from exercising options during the blackout period.

Company Restricted Stock/Units

You are not required to preclear the following:

•

The receipt of an award of company restricted stock/units.

•

The subsequent vesting of the company stock/unit award; however you are required to report these shares upon vesting in the PTA system and preclear subsequent sells.

•

The sale (through company-approved procedures) of a portion of the company stock received in a restricted stock award at the time of vesting in order to pay for tax withholding.

Company Employee Stock Purchase Plan (ESPP)

You must preclear the following:

•

The sale of stock from the ESPP Plan. Please note the sale of stock from the plan will be compared to transactions in company securities outside of the ESPP plan to ensure compliance with the short-term (60 day) trading prohibition.

•

The sale of stock withdrawn previously from the ESPP Plan. Like stock sold directly from the plan, sales will be compared to transactions in company securities outside of the ESPP plan to ensure compliance with the short-term (60 day) trading prohibition. – See Page 6

You are not required to preclear your enrollment in the plans, changes in your contribution to the plan, or shares acquired through the reinvestment of dividends.

NOTE: During quarterly blackout periods, Pre-Release Earnings Group (PREG) employees are prohibited from enrolling in or making payroll deduction changes in the plan. These changes must be made when the blackout period is not in effect.

Additional Rules for ADM and Investment Employees

Profit Disgorgement on Short-Term Trading

Any profits recognized from purchasing then selling or selling then purchasing the same or equivalent (derivative) securities within any 60 calendar day period must be disgorged.  For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transactions. Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes.  Sixty day transactions in securities that are exempt from preclearance and trades of Proprietary Funds held within the BMY Mellon 401(k) will not be subject to disgorgement.  The disposition of any disgorged profits will be at the discretion of the company, and the employee will be responsible for any tax and related costs.

Standards for Preclearance of De Minimis Transactions (applicable for firms or businesses that administer compliance for ADM or Investment Employees)

ADM and Investment Employees will generally not be given clearance to execute a transaction in any security for which there is a pending buy or sale order for an affiliated account (other than an index fund) in the business unit where the ADM/Investment Employee has access to information about pending transactions. In certain circumstances, the Preclearance Compliance Officer may approve certain de minimis transactions even when the firm is trading such securities.

NOTE: Some ADMs, who are also Portfolio Managers, may not be eligible for this de minimis exemption. Questions should be directed to the Preclearance Compliance Officer or the Ethics Office.

Restrictions and Conditions - the following restrictions or conditions are imposed upon these standards:

•

employee preclearance is required prior to executing the transaction.

•

if the transaction is a 60 day trade, recognized profit disgorgement will be applicable.

•

Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in each calendar month.

•

employees must cooperate with the Preclearance Compliance Officer’s request to document market capitalization amounts.

Transaction Limits - the following transaction limits are available for this exception:

ADM Employees

•

in the U.S., the dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies with a market capitalization of $5 billion or higher.

•

All other countries use the local currency’s USD equivalent or U.S. share amount (whichever is greater).

Investment Employees

In the U.S:

•

transactions up to $50,000 for companies having a market capitalization of $20 billion or more.

•

the dollar value from transacting in 250 shares or $25,000 (whichever value is greater) for companies having a market capitalization between $5 billion and $20 billion.

•

the dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies having a market capitalization between $250 million and $5 billion.

All other countries use the local currency’s USD equivalent and/or U.S. share amount.

Proprietary Fund Transactions in the Company’s 401(k) plan

As noted in the Trade Preclearance Requirements, ADM and Investment employees, unlike other Monitored Employees, are required in most situations to preclear Proprietary Fund trades. However, the treatment of Proprietary Fund trades in the company’s 401(k) plan is dependent upon the type of plan.

Non-Self-Directed Accounts (Includes Tier 1 - LifePath Index Funds, Tier 2 - Passively Managed Index Funds, and Tier 3 - Actively Managed Funds)

The movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement, but are exempt from the general preclearance requirement.  Accordingly, you do not need to preclear these movements, but must get prior approval from the Preclearance Compliance Officer if it is within 60 calendar days of an opposite transaction in shares of the same fund.

Additional Rules for ADM and Investment Employees - continued

In lieu of transaction reporting, employees are deemed to consent to the company obtaining transaction information from plan records. Such movements must be reflected in your holdings reports.

Self-Directed Accounts (Tier 4 – Large Selection of Mutual Funds and Exchange Traded Funds)

Treated like any other Proprietary Fund account. This means that the reporting, preclearance, and holding period requirements apply.

Restrictions for ADMs who are Portfolio Managers

(“7 Day Blackout Period”)

Prohibition - it is impermissible for an ADM who is designated as a Portfolio Manager to buy or sell a security (owned directly or indirectly) within 7 calendar days before and after the Portfolio Manager’s investment company or managed account has effected a transaction in that security (the “7 Day Blackout Period”).

Disgorgement Required - if a Portfolio Manager initiates a transaction within the 7 Day Blackout Period, in addition to being subject to sanctions for violating the Policy, profits recognized from the transaction must be disgorged in accordance with guidance provided by the IEC.  The IEC has determined that the following transactions will not be subject to this disgorgement requirement:

•

in the U.S., the dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies with a market capitalization of $5 billion or higher.

•

in all other countries, the greater of the USD equivalent or 100 shares for companies with a USD equivalent market capitalization.

Exemption - Portfolio Managers who manage broad-based index funds which replicate exactly,  a clone or model are exempt from the 7 Day Blackout Period.

Requirements for Micro-Cap (MCADMs)

Transactions and Holdings in Micro-Cap Securities

In recognition of the potential for price volatility in micro-cap securities, the company requires that approvals be obtained prior to a MCADM placing a trade in their direct and indirectly owned accounts.. The market capitalization thresholds and required approvals are listed below.

Approvals:

Threshold 1 - without the prior written approval of the IEC, MCADMS may not trade the securities of companies with the following market capitalization:

•

in the U.S., $100 million or less.

•

in all other countries use the USD equivalent.

Threshold 2 - without the prior written approval of the immediate supervisor and the Chief Investment Officer CIO, MCADMs may not trade the securities of companies with the following market capitalization ranges:

•

in the U.S., more than $100 million but less than or equal to $250 million.

•

in all other countries use the USD equivalent.

Exemption – micro-cap securities acquired involuntarily (e.g., inheritance, gift, spin-off etc.) are exempt from these restrictions; however, they must be disclosed in a memo to the Preclearance Compliance Officer within 10 calendar days of the involuntary acquisition.

Requirement for newly designated MCADMs

Newly designated MCADMs must obtain the approval of the CIO or Chief Executive Officer and provide a copy of the approval to the Preclearance Compliance Officer to continue holding micro-cap securities. The thresholds for the market capitalization in various jurisdictions are:

•

in the U.S., equal to or less than $250 million, in all other countries the USD equivalent.

Additional Rules for ADM and Investment Employees - continued

Additional Reporting Requirements for ADM Employees

Special Purpose ADM Quarterly Securities Report

ADMs are required to submit quarterly to their Compliance Officer the “Special Purpose ADM Quarterly Securities Report”. This report must be submitted within 30 calendar days of each quarter end and includes information on securities and/or transactions owned directly or indirectly.  The report must contain information on:

•

securities owned at any time during the quarter, which were either recommended for a transaction or in a portfolio managed by the ADM during the quarter.

•

holdings or transactions in private placements.

•

holdings in securities with a market capitalization that was equal to or less than:

-

in the U.S., $250 million, in all other countries use the USD equivalent

Exemption - ADMs do not need to report any security that is defined as an Exempt Security or is otherwise expressly exempt from preclearance.

A form for completing this report can be obtained from the Preclearance Compliance Officer, MySource or by emailing the Ethics Office at securitiestradingpolicyhelp@bnymellon.com.

Contemporaneous Disclosures

Prior to an ADM making or acting upon a portfolio recommendation (e.g., buy, hold, or sell) in a security directly or indirectly owned, written authorization must be obtained.   The reason for disclosure is to ensure that management can consider whether the portfolio recommendation or transaction is for the purpose of affecting the value of a personal securities holding. Contemporaneous Disclosure forms can be obtained from the Preclearance Compliance Officer, MySource, or by emailing the Ethics Office at securitiestradingpolicyhelp@bnymellon.com.

Under no circumstances can a ADM provide portfolio recommendations or place trades based on their potential impact on his/her personal securities holdings, nor can she/he refuse to take such action to avoid submitting a Contemporaneous Disclosure. The ADM’s fiduciary duty to make portfolio recommendations and trades solely in the best interest of the client must always take precedence.

Approval - approval must be obtained from the ADM’s (CIO) or (CEO) or their designee, prior to the first such portfolio recommendation or transaction in a particular security in a calendar month. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month so long as purchases/sells in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite of the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

Exemption to the Contemporaneous Disclosure Requirement - ADMs who are index fund managers and have no investment discretion in replicating an index model or clone portfolio do not need to comply with this disclosure requirement. This exemption does not apply in the following circumstances:

•

if the ADM recommends a security, that is not in the clone or model portfolio, or recommends a model or clone security in a different percentage than the model or clone amounts.

•

if the ADM recommends individual securities to clients, even if the company shares control of the investment process with other parties.

Additional Rules for ADM and Investment Employees - continued

Securities Exempt from Reporting - certain securities are exempt from the requirement to submit a Contemporaneous Disclosure. They are:

•

Exempt Securities as defined in the Glossary

•

Securities held in approved non-discretionary (managed) accounts.

•

holdings of debt securities which do not have a conversion feature and are rated investment grade or better by a nationally recognized statistical rating organization or unrated but of comparable quality

•

holdings of equity securities of the following:

-

in the U.S., the top 200 issuers on the Russell list and other companies with a market capitalization of $20 billion or higher

-

in the U.K., the top 100 companies on the FTSE All Share Index and other companies with a market capitalization of the £ USD equivalent.

-

in Japan, the top 100 companies of the TOPIX and other companies with a market capitalization of the ¥ USD equivalent.

-

in Brazil, companies on the IBr-X and other companies with a market capitalization of the R USD equivalent

Your Responsibility - it is an ADMs responsibility to confirm with their Preclearance Compliance Officer whether she/he is required to comply with the above reporting requirements.

Compliance Monitoring - The IEC will monitor the ADMs’ compliance with all provisions of this Policy.

Additional Rules for Insider Risk, Fund Officer, Fund Service, Service, and Pre-Release Earnings Group Employees

Insider Risk Employees

Trade Preclearance Exemptions

In addition to the exemptions provided on Page 13, Insider Risk Employees are not required to preclear Proprietary Funds, Exchange Traded Funds, and municipal bonds. Please note that they are required to preclear Exchange Traded Notes (ETNs).

Fund Officer, Fund Service, and Service Employees

Company Oversight

While employees in these classifications are subject to the General Standards of Conduct and the approved broker-dealer requirement (U.S. employees only) contained in the Policy, they are not required to preclear trades, and therefore, are not subject to pre-trade denials of those trades. However, employees in these classifications are subject to a post-trade backtesting analysis that is designed to accumulate and assess employee trading activity that mirrors company or client trades. This may result in a change to the employee’s classification that will require future preclearance approval.

Pre-Release Earnings Group (PREG) Employees

General Restrictions

Every quarter, the company imposes a restriction on PREG employees. These employees are deemed to have access to inside information with respect to the company’s financial results and are prohibited from trading in the company’s securities from 12:01AM, Eastern Time, on the 15th day of the month preceding the end of each calendar quarter through the 2nd trading day after the public announcement of the company’s earnings for that quarter (Blackout Period). For example, if earnings are released on a Wednesday, the Pre-Release Earnings Group cannot trade the company’s securities until Friday. Non-trading days, such as weekends or holidays, are not counted as part of the restricted period. Occasionally, the company may extend the restricted period for some or all members of the group.

Blackout Period Trading Implications - Profit Disgorgement/Loss Recognition

Any trade in BNY Mellon securities made during the blackout period must be reversed with any corresponding profit recognized from the reversal subject to profit disgorgement. The employee will incur any loss resulting from the reversal of a blackout period trade. Profit disgorgement will be in accordance with procedures established by senior management. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transaction(s). Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes and the employee will be responsible for any tax costs associated with the transaction(s).

Additional Rules for Dreyfus/FINRA Employees

In addition to the General Standards of Conduct, Dreyfus/FINRA Employees are required to follow the procedures described below.

Reporting Securities Holdings and Transactions

Reporting Holdings and Transactions - you must report your securities accounts (such as broker accounts), holdings in securities (both within and outside of accounts) and transactions in securities.

To determine whether or not these reporting requirements apply to you, contact the Ethics Office or your Compliance Officer.

How to Report - instruct the broker, trust account manager or other entity through which you have a securities trading account to send copies of all trade confirmations and statements relating to each account of which they directly or indirectly own to the company. For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with the company’s request to confirm transactions and holdings. Employees subject to the reporting requirements are also required to comply with periodic reporting requests.

Getting Help and Reporting Violations

Getting Help

If you have a question about the Policy please contact the: Securities Trading Policy Help Line

•

North America 1-800-963-5191

•

Outside of North America, dial your international access code, then 1-800-963-51912

Email: securitiestradingpolicyhelp@bnymellon.com

Reporting Violations

To report a concern regarding ethical business conduct, a violation of this Policy, the Company’s Code of Conduct , related company policies, please contact the Ethics Office or your Compliance Officer. Known  or suspected violations of the Policy must be promptly reported and either the Ethics Help Line or the Ethics Hot Line (Ethics Point) may be used for this purpose.

Ethics Help Line - This line is answered by Ethics Office staff during regular Eastern Standard Time business hours and contacts may be anonymous. You can reach the Ethics Help Line by:

Telephone:

Asia (except Japan): 001-800-710-63562

Australia: 0011-800-710-63562

Brazil: 0800-891-3813

Europe: 00-800-710-63562

Japan: international access code + 800-710-6356

United States and Canada: 1-888-635-5662

All other locations: call collect to 412-236-7519

Email: ethics@bnymellon.com

Mail: The Bank of New York Mellon Corporation’s Ethics Office P.O. Box 535026 Pittsburgh, PA 15253-5026 – USA

Ethics Hot Line (EthicsPoint)  - If you are uncomfortable contacting the Company directly, you can contact EthicsPoint, an independent hotline administrator, as an alternative channel to raise your concerns. All contacts may be anonymous. You can reach the Ethics Hot Line (Ethics Point) by:

Telephone:

United States or Canada 1-866-294-4696

Outside the United States, your country’s access code + 866-294-4696

Web:

•

File a Report online using the Ethics Hot Line (Ethics Point) (this web page is hosted on EthicsPoint's secure servers and is not part of the Company’s web site or intranet).

•

Visit EthicsPoint at http://www.ethicspoint.com

Mail:

EthicsPoint, Inc, 13221 SW 68th Parkway, Suite 120 Portland, OR 97223 USA

Glossary Definitions

•

Access Decision Maker - A person designated as such by the Investment Ethics Council. Generally, this will be Portfolio Managers and Research Analysts who make recommendations or decisions regarding the purchase or sale of securities for investment companies and other managed accounts.

•

Automatic Investment Plan - a program in which regular periodic purchases (or withdrawals) are made automatically to/from investment accounts in accordance with a predetermined schedule and allocation. Examples include: Dividend Reinvestment Plans (DRIPS), payroll deductions, bank account drafts or deposits, automatic mutual fund investments/withdrawals (PIPS/SWIPS), asset allocation accounts.

•

Cashless Exercise - as part of the company’s employee stock option program, employees can choose to exercise the option and receive the difference between the strike and exercise price, less withholding taxes.

•

Compliance Officer - any individual whose primary job duties include responsibility for ensuring that all applicable laws, regulations, policies, procedures, and Code of Conduct are followed. For purposes of this Policy, the term “compliance officer” and “preclearance compliance officer” are used interchangeably.

•

Direct Family Relationship - for purposes of this Policy, an employee’s immediate family as defined by “indirect ownership, family members” in this Glossary.

•

Employee - an individual employed by BNY Mellon or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees in all world-wide locations.

•

Exempt Securities - defined as:

-

cash and cash-like securities (e.g., bankers acceptances, bank CDs and time deposits, money market funds, commercial paper, repurchase agreements).

-

direct obligations of the sovereign governments of the United States (U.S. employees only), United Kingdom (U.K. employees only) and Japan (Japan employees only). Obligations of other instrumentalities of the U.S., U.K., and Japanese governments or quasi-government agencies are not exempt.

-

high-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality.

-

securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are not Proprietary Funds or Exchange Traded Funds).

-

non-company 401(k) plans (e.g., spouse’s plan, previous employer’s plan, etc.).

-

529 plans, provided they are not invested in Proprietary Funds.

-

fixed annuities.

-

variable annuities that are not invested in Proprietary Fund sub-accounts.

▪

variable annuities that are invested in Proprietary Fund sub-accounts are considered non-exempt securities for ADM and Investment Employees only

•

General Counsel - General Counsel of the company or any person to whom relevant authority is delegated by the General Counsel.

•

Index Fund - an investment company or managed portfolio (including indexed accounts and model-driven accounts) that contain securities in proportions designed to replicate the performance of an independently maintained, broad-based index or that are based not on investment decision, but on computer models using prescribed objective criteria to replicate such an independently maintained index.

•

Glossary Definitions – Continued

•

Indirect Ownership - generally, you are the indirect owner of securities (and preclearance and other provisions of the Policy will therefore apply to those securities) if you are named as power of attorney on the account or, through any contract, arrangement, understanding, relationship or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a “pecuniary interest”). Common indirect ownership situations include, but are not limited to:

•

securities held by members of your immediate family by blood, marriage, adoption, or otherwise, who share the same household with you.

o

“Immediate family” includes your spouse, domestic partner, children (including stepchildren, foster children, sons-in-law and daughters-in-law), grandchildren, parents (including stepparents, mothers-in-law and fathers-in-law), grandparents, and siblings (including brothers-in-law, sisters-in-law and stepbrothers and stepsisters).

•

partnership interests in a general partnership or a general partner in a limited partnership. Passive limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

•

corporate shareholders who have or share investment control over a corporation’s investment portfolio.

•

trusts in which the parties to the trust have both a pecuniary interest and investment control.

•

derivative securities - you are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

•

Initial Public Offering (IPO) - the first offering of a company's securities to the public.

•

Investment Clubs - organizations whose members make joint decisions on which securities to buy or sell and securities are generally held in the name of the investment club. Prior to participating in an Investment Club, monitored employees are required to obtain written permission from their Preclearance Compliance Officer

•

Employees who receive permission to participate in an investment club are subject to the requirements of this Policy (including the preclearance provisions).

•

Investment Company - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

•

Investment Ethics Council - Council that has oversight responsibility for issues related to personal securities trading and investment activity by Access Decision Makers. The members are determined by the Chief Compliance & Ethics Officer.

•

Manager of the Ethics Office - individual appointed by the Chief Compliance & Ethics Officer to manage the Ethics Office.

•

Micro-Cap ADMs - a subset of Access Decision Makers who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a small market capitalization. Market capitalizations thresholds are established within each country where an ADM resides. See further details under “Classification of Employees” in this Policy.

•

Monitored Employee - all classified employees, with the exception of “Non-Classified Employees” (i.e., ADM, Investment, Insider Risk, Fund Accounting, Service, Pre-Release Earnings Group and Dreyfus/FINRA Group Employees.

•

 Money Market Fund - a mutual fund that invests in short-term debt instruments, where its portfolio is valued at amortized cost so as to seek to maintain a stable net asset value (typically $1 per share).

•

Non-Discretionary (Managed) Account - an account in which the employee has a beneficial interest but no direct or indirect control over the investment decision making process. It may be exempted from preclearance and reporting procedures only if the Ethics Office, is satisfied that the account is truly non-discretionary (i.e., the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades).

•

Non-Self-Directed Accounts - the portion of the Company 401(k) balance invested in Tier 1 - LifePath Index Funds, Tier 2 - Passively Managed Index Funds, Tier 3 - Actively Managed Funds, and/or BNY Mellon stock.

•

Operating Committee - the Operating Committee of BNY Mellon.

•

Glossary Definitions – Continued

•

Option - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame.  For purposes of compliance with the Policy, an employee who buys/sells an option is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

Call Options

-

If an employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

-

If an employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold (for covered call writing, the sale of an out of the money option is not considered for purposes of the 60 day trading prohibition). Please note that this would not apply to covered calls on BNY Mellon stock as option trades are prohibited (see page 7).

Put Options

-

If an employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.

-

If an employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

•

Preclearance Compliance Officer - a person designated by the Ethics Office and/or the Investment Ethics Council to administer, among other things, employees’ preclearance requests for a specific business unit (for purposes of this Policy, the term “compliance officer” and “preclearance compliance officer” are used interchangeably).

•

Private Placement - an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the U.S. and the Listing Rules in the U.K..  Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships, certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in privately-held and family owned businesses. For the purpose of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

•

Proprietary Fund - An investment company or collective fund for which a company subsidiary serves as an investment adviser, sub-adviser or principal underwriter.  The Proprietary Funds listing can be found in MySource on the Compliance and Ethics homepage.

•

Security - any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, collateral trust certificates and certificates of deposit.  It also includes security-based swaps and many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. It does not include currencies. Unless expressly exempt, all securities transactions are covered under the provisions of the Policy (see definition of Exempt Securities).

•

Securities Firewall - procedures designed to restrict the flow of information within the company from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

•

Self-Directed Accounts - an account established as part of the company 401(k) plan that offers employees the opportunity to build and manage their own investment portfolio through the purchase and sale of a broad variety of Exchange Traded and Proprietary, and non-Proprietary Funds.

•

Short Sale - the sale of a security that is not owned by the seller at the time of the trade.

•

Tender Offer - an offer to purchase some or all shareholders' shares in a corporation. The price offered is usually at a premium to the market price.

Endnotes

General Personal Securities Trading Chart
Selected Policy Provisions	ADM	Investment	Insider	Fund Service, Service, Fund Officer, and Dreyfus/FINRA Employees	PREG	Non-Classified Employees
U.S.-based employees – required to use approved broker-dealer	X	X	X	X	X
Initial Accounts and Holdings Reports (filed within 10 days of being classified)	X	X	X	X	X
Annual Certification (filed within 30 days of year-end)	X	X	X	X	X
Quarterly Certification (filed within 30 days of quarter-end)	X	X		Only applies to Fund Officers and non-U.S. based Fund Service Employees
Preclear trades	X	X	X		X (BNYM Stock Only)
Preclearance window (in business days, includes day approval granted)	2 days	2 days	3 days		3 days
Preclear proprietary funds, Exchange Traded Funds (ETFs), municipal bonds, and all other non-exempt securities	X	X
Preclear Exchange Traded Notes (ETNs)	X	X	X
Subject to 7+ - day blackout period	X (PMs only)
Additional approvals required for personal trades in micro-cap securities	X (Micro-Cap ADMs only)
Short-term trading (60 days) profit disgorgement on all trades	X	X
Short-term trading (60 days) profit disgorgement on BNYM stock	X	X	X	X	X	X
Prohibited from buying BNYM stock on margin, short selling BNYM, and trading in BNYM derivatives (options)	X	X	X	X	X	X
Initial Public Offerings are prohibited (refer to Policy waiver requirements)	X	X	X	X	X	X
Private Placements require Ethics Office pre-approval	X	X	X	X	X	X

38